Exhibit F-1
Preliminary Opinion of Counsel

                           Consolidated Edison, Inc.
                                 4 Irving Place
                            New York, New York 10003

                                                                April 16, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


RE:  Consolidated Edison, Inc.
     Form U-1 Application-Declaration
     (File No. 70-9447)

Ladies and Gentlemen:

     I refer to the Form U-1 Application (the "Application"), under Sections 9(a)(2) and 10 of the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") by Consolidated Edison, Inc. ("CEI"), a New York corporation, with respect to the acquisition of all the common stock of Orange and Rockland Utilities, Inc. ("Orange and Rockland") for $58.50 per outstanding share in cash and the merger of Orange and Rockland with C Acquisition Corp., a wholly owned subsidiary of CEI, after which Orange and Rockland will be a wholly owned subsidiary of CEI (the "Transaction"). Capitalized terms used in this letter but otherwise not defined shall have the meanings ascribed to such terms in the Application. The Application seeks authorization and approval of the Transaction and pursuant thereto the acquisition of all the issued and outstanding common stock of Orange and Rockland.

     I am an attorney licensed in the State of New York and am the Senior Vice President, General Counsel and chief legal officer of CEI and of its principal subsidiary, Consolidated Edison Company of New York, Inc. ("Con Edison"). I and other members of the Con Edison's Law Department have represented CEI in connection with the Application and I am familiar with the corporate proceedings taken by CEI in connection with the Transaction as described in the Application.

     I have examined originals, or copies certified to my satisfaction, of such corporate records of CEI and other instruments, agreements and documents as I have deemed it necessary to examine as a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon representations of officers of CEI and Orange and Rockland and other appropriate persons and statements contained in the Application and the exhibits thereto. I am not a member of either the New Jersey bar or the Pennsylvania bar and do not hold myself out as an expert on the law of the State of New Jersey or the Commonwealth of Pennsylvania. As to matters governed by the laws of New Jersey and Pennsylvania, I am relying on the opinion of G.D. Caliendo, the Senior Vice President and General Counsel of Orange and Rockland (a copy of which is attached as Attachment A).

     The opinions expressed below are subject to the following further assumptions and conditions:

     (a) The Transaction, as contemplated by the Application, shall have been authorized by the Commission under the Act and the rules and regulations thereunder, and shall have been consummated as described therein.

     (b) The Transaction shall have been duly authorized and approved to the extent required by the governing documents and applicable federal or state laws and by the respective Board of Directors of CEI and Orange and Rockland, and such authorization or approval shall remain in full force and effect.

     (c) The parties shall have obtained all consents, waivers and releases, if any, required for the Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

     (d) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein.

     (e) The Transaction shall have been consummated as described in the Application and under my supervision as the Senior Vice President and General Counsel of CEI and the supervision of Steptoe and Johnson, LLP, special counsel to CEI and Orange and Rockland; Cravath, Swaine and Moore, special counsel to CEI; the Senior Vice President and General Counsel of Orange and Rockland; Skadden, Arps, Slate, Meagher & Flom, LLP, special counsel to Orange and Rockland; Riker, Danzig, Scherer, Hyland & Perretti, LLP, special counsel to Orange and Rockland and CEI for New Jersey matters, and Morgan, Lewis & Bockius, LLP, special counsel to Orange and Rockland and CEI for Pennsylvania matters, and all legal matters incident thereto shall be satisfactory to each of us.

     Based upon the foregoing I am of the opinion, in the event that the Transaction is consummated in accordance with the Application:

     1. All laws of the States of New York and New Jersey, and the Commonwealth of Pennsylvania applicable to the Transaction will have been complied with.

     2. CEI and C Acquisition Corp., the merger subsidiary, are validly organized and duly existing under the laws of the State of New York.

     3. Orange and Rockland is validly organized and duly existing under the laws of the State of New York.

     4. CEI will legally acquire all of the shares of common stock of Orange and Rockland in the Transaction.

     5. All shares of common stock of Orange and Rockland will be validly issued, fully paid and nonassessable, and the holder thereof, CEI, will be entitled to the rights and privileges appertaining thereto set forth in Orange and Rockland's Restated Certificate of Incorporation.

     6. The consummation of the Transaction will not violate the legal rights of the holders of any securities issued respectively by CEI or its subsidiaries or Orange and Rockland or its subsidiaries.

          I hereby consent to the use of this opinion as an exhibit to the Application.


                                             Very truly yours,


                                             John D. McMahon
                                             Senior Vice President
                                             and General Counsel

Attachment A

                      Orange and Rockland Utilities, Inc.
                              One Blue Hill Plaza
                          Pearl River, New York 10965


                                                        April 16, 1999

John D. McMahon
Senior Vice President and General Counsel
Consolidated Edison, Inc.
4 Irving Place
New York, New York 10003


RE:  Consolidated Edison, Inc.
     Form U-1 Application-Declaration
     (File No. 70-9447)

Ladies and Gentlemen:

     I refer to the Form U-1 Application (the "Application"), under Sections 9(a)(2) and 10 of the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") by Consolidated Edison, Inc. ("CEI"), a New York corporation, with respect to the acquisition of all the common stock of Orange and Rockland Utilities, Inc. ("Orange & Rockland") for $58.50 per share in cash and the merger of Orange & Rockland with C Acquisition Corp., a wholly owned subsidiary of CEI, after which Orange and Rockland will be a wholly owned subsidiary of CEI (the "Transaction"). Capitalized terms used in this letter but otherwise not defined shall have the meanings ascribed to such terms in the Application. The Application seeks authorization and approval of the Transaction and pursuant thereto the acquisition of all the issued and outstanding common stock of Orange and Rockland.

     I am an attorney licensed in the State of New York and the Commonwealth of Pennsylvania and am the Senior Vice President, General Counsel and Secretary of Orange and Rockland. I and other members of Orange and Rockland's Law Department have represented Orange and Rockland in connection with the Application and I am familiar with the corporate proceedings taken by Orange and Rockland in connection with the Transaction as described in the Application.

     I have examined originals, or copies certified to my satisfaction, of such corporate records of Orange and Rockland and other instruments, agreements and documents as I

John D. McMahon
April 16, 1999
Page 2


have deemed it necessary to examine as a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon representations of officers of Orange and Rockland and other appropriate persons and statements contained in the Application and the exhibits thereto. As to certain matters governed by the laws of the Commonwealth of Pennsylvania, I am relying on the opinion of Morgan, Lewis & Bockius, LLP (a copy of which is attached hereto as Annex A). I am not a member of the New Jersey bar and do not hold myself out as an expert on the laws of the State of New Jersey. As to matters governed by the laws of New Jersey, I am relying on the opinions of Riker, Danzig, Scherer, Hyland & Perretti, LLP ( a copy of which is attached hereto as Annex B) and Skadden, Arps, Slate, Meagher & Flom, LLP (a copy of which is attached hereto as Annex C).

     The opinions expressed below are subject to the following further assumptions and conditions:

     (a) The Transaction shall have been duly authorized and approved to the extent required by the governing documents and applicable federal or state laws and by the respective Board of Directors of CEI and Orange and Rockland, and such authorization or approval shall remain in full force and effect.

     (b) The parties shall have obtained all consents, waivers and releases, if any, required for the Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

     (c) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein.

     Based upon the foregoing I am of the opinion that, in the event the Transaction is consummated in accordance with the Application:

     1. Orange and Rockland is validly organized and duly existing under the laws of the State of New York.

     2. All laws of the Commonwealth of Pennsylvania applicable to the Transaction will have been complied with.

     3. All laws of the State of New Jersey applicable to the Transaction will have been complied with.

John D. McMahon
April 16, 1999
Page 3




     I hereby consent to the use of this opinion as an exhibit to the Application.

                                                   Very truly yours,



                                                   G.D. Caliendo
                                                   Senior Vice President,
                                                   General Counsel and Secretary

Annex A

                          Morgan, Lewis & Bockius LLP
                               1701 Market Street
                          Philadelphia, PA 19109-2921



April 15, 1999


G.D. Caliendo, Esquire
Senior Vice President, General Counsel & Secretary
Orange and Rockland Utilities, Inc.
One Blue Hill Plaza
Pearl River, NY  10965

Re:  Consolidated Edison, Inc., Form U-1 Application-Declaration, (File
     ------------------------------------------------------------------
     No. 70-9447)
     ------------

Dear Mr. Caliendo:

Reference is made to the Form U-1 Application (the "Application"), under Sections 9(a)(2) and 10 of the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") by Consolidated Edison, Inc. ("CEI"), a New York corporation, with respect to the acquisition of all the common stock of Orange and Rockland Utilities, Inc. ("Orange and Rockland") for $58.50 per share in cash and the merger of Orange and Rockland with C Acquisition Corp., a wholly owned subsidiary of CEI, after which Orange and Rockland will be a wholly owned subsidiary of CEI (the "Transaction"). Capitalized terms used in this letter but otherwise not defined shall have the meanings ascribed to such terms in the Application. The Application seeks authorization and approval of the Transaction and pursuant thereto the acquisition of all the issued and outstanding common stock of Orange and Rockland.

We have acted as special Pennsylvania counsel for Orange and Rockland in connection with the Transaction and, as such counsel, we are familiar with the regulatory proceedings taken by Orange and Rockland in Pennsylvania in connection with the Transaction as described in the Application.

We have examined originals, or copies certified to my satisfaction, of such corporate records of CEI and other instruments, agreements and documents as we have deemed it necessary to examine as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

C.D. Caliendo, Esquire
April 15, 1999
Page 2


As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon representations of officers of CEI and Orange and Rockland and other appropriate persons and statements contained in the Application and the exhibits thereto.

The opinions expressed below are subject to the following further assumptions and conditions:

     (a) The Transaction shall have been duly authorized and approved to the extent required by the governing documents and applicable federal or state laws and by the respective Board of Directors of CEI and Orange and Rockland, and such authorization or approval shall remain in full force and effect.

     (b) The parties shall have obtained all consents, waivers and releases, if any, required for the Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

     (c) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein.

Based upon the foregoing, we are of the opinion that, in the event that the Transaction is consummated in accordance with the Application, all necessary regulatory approvals under the Pennsylvania Public Utility Code, 66 Pa.C.S.
(S)101, et seq., will have been obtained.
        -- ----

We hereby consent to the use of this opinion as an exhibit to the Application.


Very truly yours,



Morgan, Lewis & Bockius LLP

Annex B


                 Riker, Danzig, Scherer, Hyland & Perretti LLP
                               Headquarters Plaza
                              One Speedwell Avenue
                       Morristown, New Jersey 07962-1961


                                 April 15, 1999


G.D. Caliendo
Senior Vice President, General Counsel and Secretary
Orange and Rockland Utilities, Inc.
1 Blue Hill Plaza
Pearl River, New York 10965

     RE:  Consolidated Edison, Inc.
          Form U-1 Application-Declaration
          (File No. 70-9447)

Ladies and Gentlemen:

          Reference is made to the Form U-1 Application (the "Application"), under Sections 9(a)(2) and 10 of the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") by Consolidated Edison, Inc. ("CEI"), a New York corporation, with respect to the acquisition of all the common stock of Orange and Rockland Utilities, Inc. ("Orange and Rockland") for $58.50 per share in cash and the merger of Orange and Rockland with C Acquisition Corp., a wholly owned subsidiary of CEI, after which Orange and Rockland will be a wholly owned subsidiary of CEI (the "Transaction"). Capitalized terms used in this letter but otherwise not defined shall have the meanings ascribed to such terms in the Application. The Application seeks authorization and approval of the Transaction and pursuant thereto the acquisition of all the issued and outstanding common stock of Orange and Rockland.

          We have acted as special New Jersey counsel for Orange and Rockland in connection with the Transaction and, as such counsel, we are familiar with the regulatory proceedings taken by Orange and Rockland in New Jersey in connection with the Transaction as described in the Application.

          We have examined originals, or copies certified to our satisfaction, of such instruments, agreements and documents as we have deemed it necessary to examine as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity

G.D. Caliendo
April 15, 1999
Page 2


with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon representations of officers of CEI and Orange and Rockland and other appropriate persons and statements contained in the Application and the exhibits thereto.

          The opinions expressed below are subject to the following further assumptions and conditions:

          (a) The Transaction shall have been duly authorized and approved to the extent required by the governing documents and applicable federal or state laws and by the respective Board of Directors of CEI and Orange and Rockland, and such authorization or approval shall remain in full force and effect.

          (b) The parties shall have obtained all consents, waivers and releases, if any, required for the Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

          (c) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein.

          Based upon the foregoing and subject to the following exception, we are of the opinion that, in the event that the Transaction is consummated in accordance with the Application, all laws of the State of New Jersey applicable to the Transaction will have been complied with. We express no opinion with respect to New Jersey environmental laws and we understand that a separate opinion on that subject will be rendered by other counsel.

          We hereby consent to the use of this opinion as an exhibit to the Application.

                                       Very truly yours,


                                       Riker, Danzig, Scherer, Hyland
                                         & Perretti LLP

Annex C
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP     FIRM/AFFILIATE
                                                                    OFFICES
                    A NEW YORK LIMITED LIABILITY PARTNERSHIP
                               ONE NEWARK CENTER                     ----
                         NEWARK, NEW JERSEY  07102-5297
                                                                    BOSTON
                                      ---                           CHICAGO
                                                                    HOUSTON
                                 (973) 639-6800                   LOS ANGELES
                              Fax:  (973) 639-6858                  NEW YORK
                             http://www.skadden.com                 PALO ALTO
                                                                  SAN FRANCISCO


                                 April 16, 1999



         G.D. Caliendo, Esq.
         Senior Vice President, General Counsel, and Secretary
         Orange and Rockland Utilities, Inc.
         One Blue Hill Plaza
         Pearl River, New York 10965

                        Re: Consolidated Edison, Inc. Form U-1 Application-Declaration (File No. 70-9447)
                             ------------------------------

         Dear Mr. Caliendo:

                   We write in connection with the Form U-1 Application (the "Application"), under Sections 9(a)(2) and 10 of the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") by Consolidated Edison, Inc. ("CEI"), a New York corporation. The Application is filed in connection with an Agreement and Plan of Merger, dated as of May 10, 1998, by and among Orange & Rockland Utilities, Inc. ("Orange & Rockland"), CEI, and C Acquisition Corp., a wholly owned subsidiary of CEI ("Merger Agreement"). Pursuant to the Merger Agreement, CEI will acquire all of the common stock of Orange & Rockland for $58.50 per share in cash and Orange & Rockland will merge with C Acquisition Corp., after which Orange & Rockland will be a wholly owned subsidiary of CEI (the "Transaction"). The Application seeks authorization and approval of the Transaction by the Commission.

G.D. Caliendo, Esq.
April 16, 1999
Page 2



                   We have acted as special New Jersey counsel for Orange & Rockland in connection with the Merger Agreement. In such capacity, our role has been limited to advising Orange & Rockland concerning compliance with the New Jersey statutes and regulations pertaining to the protection of the environment that, in our experience, are normally applicable to Transactions of the type contemplated by the Merger Agreement ("Environmental Laws"). Our opinion is limited to the Environmental Laws.

                   Capitalized terms used in this letter but otherwise not defined shall have the meanings ascribed to such terms in the Application. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Environmental Laws.

                   We have examined originals, or copies certified to our satisfaction, of such corporate records of CEI and other instruments, agreements and documents as we have deemed necessary to examine as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity of all originals of all documents submitted to us as copies. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon representations of officers of CEI and Orange & Rockland and other appropriate persons and statements contained in the Application and the exhibits thereto.

                   Based upon the foregoing, we are of the opinion that:

                   1. Neither the execution, delivery or performance by Orange & Rockland of the Merger Agreement nor the compliance by Orange & Rockland with the terms and provisions thereof will contravene any provision of any Environmental Law.

G.D. Caliendo, Esq.
April 16, 1999
Page 3



                   2. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the Transaction.

                   We hereby consent to the use of this opinion as an exhibit to the Application.
                                    Very truly yours,



                                    Skadden, Arps, Slate, Meagher
                                      & Flom LLP